                                                                    EXHIBIT 23.2

                                  [LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in Pre-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-17801) of Norwest Integrated Structured Assets, Inc. of our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.
                                          -------------------------------------
                                          COOPERS & LYBRAND L.L.P.

New York, New York

March 31, 1997